Exhibit 1.1
6,500,000 Shares
EAGLE TEST SYSTEMS, INC.
Common Stock
UNDERWRITING AGREEMENT
[______], 2006
Banc of America Securities LLC
Lehman Brothers Inc.
Piper Jaffray & Co.
Canaccord Adams Inc.
A.G. Edwards & Sons, Inc.
As Representatives of the several
     Underwriters named in Schedule 1,
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
And
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Dear Sirs:
     Eagle Test Systems, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company named in Schedule 2 hereto (the “Selling Stockholders”) propose to sell 6,500,000 shares (the “Firm Stock”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). Of the 6,500,000 shares of the Firm Stock, 6,130,000 shares are being sold by the Company and 370,000 shares are being sold by the Selling Stockholders. In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an additional 975,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters. It is agreed and understood that references herein to “the Company” with respect to periods prior to the Company’s reincorporation merger effected on [___], 2006 in order to become a corporation organized under the laws of the State of Delaware (the “Reincorporation Merger”) shall refer to Eagle Test Systems, Inc., an Illinois corporation and predecessor to the Company.

     SECTION 1.A Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:
          (a) A registration statement on Form S-1 relating to the Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:
               (i) “Applicable Time” means [ ] [a.m.][p.m.] (New York City time) on the date of this Agreement;
               (ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;
               (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock and listed in Schedule 3 hereto;
               (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
               (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time (other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations), and the information contained on Schedule 4 hereto;
               (vi) “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
               (vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
          (b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405).
          (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.
          (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).
          (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).
          (f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any

Underwriter specifically for inclusion therein, which information is specified in Section 8(f).
          (g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus.
          (h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. Each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock, the use of which has been consented to by the Representatives, is listed on Schedule 3 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Stock will not be required to be filed pursuant to the Rules and Regulations.
          (i) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company is a “significant subsidiary”, as such term is defined in Rule 405 of the Rules and Regulations. The Company has no subsidiaries incorporated or formed under the laws of any state or jurisdiction of the United States.
          (j) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the each of the most recent Preliminary Prospectus and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-

assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company under agreements to which the Company is or was a party or under applicable law. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in all material respects in each of the most recent Preliminary Prospectus and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the most recent Preliminary Prospectus and the Prospectus presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.
          (k) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the descriptions thereof contained in each of the most recent Preliminary Prospectus and the Prospectus.
          (l) This Agreement has been duly authorized, executed and delivered by the Company.
          (m) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any material violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the National Association of Securities Dealers, Inc. and under applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

          (n) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
          (o) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to the Reincorporation Merger or pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
          (p) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus; and, since such date, there has not been any change in the capital stock (other than pursuant to the Reincorporation Merger) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus.
          (q) The financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated (except, with respect to the unaudited financial statements, for certain normal recurring adjustments), and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the most recent Preliminary Prospectus under the captions “Prospectus Summary—Summary Selected Financial Data”, “Selected Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.
          (r) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(e) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.
          (s) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
          (t) The Company and each of its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are adequate in accordance with reasonable business judgment to protect the Company and its subsidiaries and their respective businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes; and all such insurance will be outstanding and in force at each Delivery Date (as hereinafter defined).
          (u) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are required to be set forth in the most recent Preliminary Prospectus and are not so described.
          (v) Except as described in the most recent Preliminary Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would result in a material adverse effect on the management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (w) The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
          (x) There are no contracts or other documents that are required to be described in the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement.
          (y) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers, suppliers or other related parties of the Company on the other hand, which is required to be described in the most recent Preliminary Prospectus or the Prospectus that is not so described.
          (z) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would result in a Material Adverse Effect.
          (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (bb) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (taking into account permitted extensions) and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would result in) a Material Adverse Effect.
          (cc) Since the date as of which information is given in the most recent Preliminary Prospectus through the date hereof, and except as may otherwise be disclosed in the most recent Preliminary Prospectus, the Company has not, except pursuant to the Reincorporation Merger, (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.
          (dd) The Company maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with United Stated generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization, and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
          (ee) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.
          (ff) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (gg) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
          (hh) Neither the Company nor any of its subsidiaries is, or, as of the applicable Delivery Date after giving effect to the application of the net proceeds from the sale of the Stock as described in the most recent Preliminary Prospectus, will be, (i) an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
          (ii) The Company has delivered or made available to the Underwriters or to counsel to the Underwriters true and complete copies of each document (or summaries of same) that has been requested by the Underwriters or by counsel to the Underwriters in connection with preparation and filing of the Registration Statement or the sale of the Stock hereunder.
          (jj) The Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which would adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
          (kk) There have been no significant adverse changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (ll) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (mm) The Company is in compliance in all material respects with all presently effective and applicable provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes Oxley Act upon the effectiveness or applicability to the Company of such provisions.
          (nn) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
          (oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (pp) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1.A(h) or 5.A(a)(vi), any Issuer Free Writing Prospectus set forth on Schedule 3 hereto, and, in connection with the Directed Share Program described in Section 4, the enrollment materials prepared by Lehman Brothers Inc.
          (qq) The Common Stock has been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.
          (rr) Each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Shares are offered or sold outside the United States.
          (ss) The Company has not offered, or caused Lehman Brothers Inc. to offer, Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products.
     SECTION 1.B Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally represents, warrants and agrees that:
          (a) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Stock;
          (b) The Selling Stockholder has, and immediately prior to any Delivery Date on which the Selling Stockholder is selling shares of Stock, the Selling Stockholder will have good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) the shares of Stock to be sold by the Selling Stockholder hereunder on such Delivery Date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.
          (c) The Selling Stockholder has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with the Company, as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by the Selling Stockholder hereunder.
          (d) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Powers of Attorney”) appointing Stephen J. Hawrysz and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

          (e) The Selling Stockholder has power and authority under its limited partnership or similar organization agreement to enter into this Agreement, the Power of Attorney and the Custody Agreement; this Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any of its organizational documents (in the case of non-individual Selling Stockholders) or any material violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the National Association of Securities Dealers, Inc. and under applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.
          (f) The Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters, the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.
          (g) The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Pricing Disclosure Package.
          (h) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
     SECTION 2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of,

this Agreement, the Company agrees to sell 6,130,000 shares of the Firm Stock and each Selling Stockholder hereby agrees to sell the number of shares of the Firm Stock set opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock to be sold by the Company and by each Selling Stockholder set forth opposite that Underwriter’s name in Schedules 1 and 2 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.
          In addition, the Company grants to the Underwriters an option to purchase up to 975,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.
          The price of both the Firm Stock and any Option Stock shall be $[     ] per share.
          The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.
     SECTION 3. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.
          It is understood that approximately 325,000 shares of the Firm Stock (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) to employees of the Company and its subsidiaries who have heretofore delivered to Lehman Brothers Inc. offers or indications of interest to purchase shares of Firm Stock in form satisfactory to Lehman Brothers Inc. (such program, the “Directed Share Program”) and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Company; provided that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by [ ]:00 A.M., New York City time, on the [date hereof / first business day following the date hereof] or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.
          The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.
     SECTION 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Goodwin Procter LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Firm Stock shall be made through the facilities of the DTC unless the Representatives shall otherwise instruct.
          The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered are sometimes referred to as a “Subsequent Delivery Date” and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a “Delivery Date”.
          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Custodian) at 10:00 A.M., New York City time, on each such Subsequent Delivery Date. On such Subsequent Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to be purchased on such Subsequent Delivery Date to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Option Stock shall be made through the facilities of the DTC unless the Representatives shall otherwise instruct.
     SECTION 5.A Further Agreements of the Company and the Underwriters.
          (a) The Company agrees:
               (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
               (ii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
               (iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;
               (iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;
               (v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (which consent shall not be unreasonably withheld or delayed);
               (vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;
               (vii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
               (viii) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);
               (ix) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;
               (x) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject;
               (xi) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof (other than the Company’s Employee Stock Ownership Plan (the “ESOP”)) or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) cause the ESOP to dispose of any shares of Common Stock, including through the termination or amendment of the ESOP, (3) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, (4) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (5) publicly disclose the intention to do any of the foregoing, whether any such transaction described above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. and Banc of America Securities LLC on behalf of the Underwriters; notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, and further notwithstanding the foregoing, the restrictions set forth above shall not apply to the establishment of a trading plan by a stockholder, optionholder, officer or director of the Company that complies with Rule 10b-5(1) under the Exchange Act on a date that is more than 90 days after the date of the Prospectus, provided that the restrictions shall apply to sales pursuant to the trading plan during the lock up period; and to cause each stockholder, optionholder, officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto;
               (xii) To use its commercially best efforts to include, subject only to official notice of issuance, the Common Stock on the Nasdaq National Market, prior to the First Delivery Date;
               (xiii) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus;
               (xiv) To engage and maintain, at its expense, a registrar and transfer agent for the Common Stock;
               (xv) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company;
               (xvi) To enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering; in addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements; and
               (xvii) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended.
          (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

               (i) In connection with the Directed Share Program, to cause each participant to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Exhibit A hereto;
               (ii) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     SECTION 5.B Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:
          (a) To execute and abide by the terms of a “lock up” agreement substantially in the form of Exhibit A attached hereto;
          (b) That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event;
          (c) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Stock; and
          (d) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person or Form W-9 (if the Selling Stockholder is a United States person).
          SECTION 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any exhibits thereto, any Preliminary Prospectus, the Prospectus any Issuer Free Writing Prospectus and any supplement or amendment thereto; (c) the costs of distributing the Registration Statement (including, any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any Supplemental Agreement Among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees and reasonable fees and expenses of counsel incident to securing the review by and approval of the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, lodging expenses of the officers of the Company and any such consultants, and the Company’s proportionate cost of any aircraft chartered in connection with the road show, but specifically excluding the lodging expenses of the representatives of the Underwriters and the Underwriter’s proportionate cost of any aircraft chartered in connection with the road show (it being understood that a party’s proportionate cost of any chartered aircraft shall be measured by reference to the total number of representatives of such party present on such aircraft compared to the total number of representatives of such other party present on such aircraft), (i) the costs associated with the offer and sale of shares of the Stock by the Underwriters in connection with the Directed Share Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program, and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters, and the Selling Stockholders shall pay the fees and expenses of any attorney-in-fact, and any transfer taxes payable in connection with their respective sales of Stock to the Underwriters.
     SECTION 7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:
          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5.A(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing

Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (c) Goodwin Procter LLP shall have furnished to the Representatives their written opinion and letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory in all respects to the Representatives.
          (d) The Representatives shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
          (e) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (f) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter

(or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
          (g) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:
               (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(h) have been fulfilled; and
               (ii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion (A) (1) the Registration Statement, as of the Effective Date, and (2) the Prospectus as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
          (h) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the most recent Preliminary Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and (B) since such date there shall not have been any change in the capital stock (other than pursuant to the Reincorporation Merger) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
          (i) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
          (j) The Nasdaq National Market shall have approved the Stock for inclusion, subject only to official notice of issuance.
          (k) Goodwin Procter LLP, counsel for each of the Selling Stockholders, shall have furnished to the Representatives their written opinion, as counsel to each of the Selling Stockholders for whom they are acting as counsel, addressed to the Underwriters and dated the First Delivery Date, in form and substance satisfactory in all respects to the Representatives.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
SECTION 8. Indemnification and Contribution.
          (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-

Prospectus Road Show”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(f). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.
          (b) The Selling Stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Permitted Issuer Information, any Non-Prospectus Road Show or any “free writing prospectus” (as defined in Rule 405), prepared by or on behalf of he Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 5.B(c) (a “Selling Stockholder Free Writing Prospectus”), (ii) the

omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Selling Stockholders shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Selling Stockholder Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. Notwithstanding the foregoing, the liability of a Selling Stockholder pursuant to this Section 8(b) shall not exceed the product of (i) the number of shares of Stock sold by such Selling Stockholder and (ii) the public offering price of the Stock as set forth in the Prospectus, net of underwriting discounts and commissions. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.
          (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Selling Stockholders, and their respective officers and employees, each of its directors, and each person, if any, who controls the Company and the Selling Stockholders within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company and the Selling Stockholders or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any

Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and the Selling Stockholders and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company and the Selling Stockholders or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company and the Selling Stockholders or any such director, officer, employee or controlling person.
          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact regarding, or admissions of fault or culpability against, the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by each of the Company, the Selling Stockholders, and the Underwriters, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders, and the Underwriters, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders, and the Underwriters, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company or the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as each bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the product of (i) the number of shares of Stock sold by such Selling Stockholder and (ii) the public offering price of the Stock as set forth in the Prospectus, net of underwriting discounts and commissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.
          (f) The Underwriters severally confirm and the Company and the Selling Stockholders acknowledge that the statements (i) regarding delivery of shares by the Underwriters set forth on the cover page, (ii) in the fifth paragraph under the caption “Underwriting” in the most recent Preliminary Prospectus, concerning the terms of the offering by the Underwriters, (iii) in the tenth, eleventh and twelfth paragraphs under the caption “Underwriting” in the most recent Preliminary Prospectus, concerning stabilization, short positions and penalty bids, and (iv) the seventeenth paragraph under the caption “Underwriting” in the most recent Preliminary Prospectus, concerning sales to discretionary accounts, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
          (g) The Company shall indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of Section 15 of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that, the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities. The Company shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
SECTION 9. Defaulting Underwriters.
          If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 or Schedule 2 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 or Schedule 2 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 or 2 hereto who, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the opinion of counsel for the Company or counsel for the Underwriters that may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
     SECTION 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(h), 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.
     SECTION 11. Reimbursement of Underwriters’ Expenses. If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.
     SECTION 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to:
     (i) Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention: Syndicate Registration Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022; and
     (ii) Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Thomas M. Morrison, with a copy to Legal Department at such address;
          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Stephen J. Hawrysz (Fax: 847-367-8640), with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Attention: John R. LeClaire, P.C.;

          (c) provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. and Banc of America Securities LLC on behalf of the Representatives.
     SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Selling Stockholders, and their respective officers and any person controlling such entities within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     SECTION 15. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
     SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.
     SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     SECTION 19. No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waives any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
     SECTION 20. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

     If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,
Eagle Test Systems, Inc.

By

Name:

Title:
Foxman Family LLC

By

Name:

Title:

Accepted:
Banc of America Securities LLC
Lehman Brothers Inc.
Piper Jaffray & Co.
Canaccord Adams Inc.
A.G. Edwards & Sons, Inc.
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto
By Lehman Brothers Inc.

By:

Authorized Representative
And
Banc of America Securities LLC

By:

Authorized Representative

SCHEDULE 1

Number of Shares of Firm

Underwriters	Stock to be Purchased

Lehman Brothers Inc.
Banc of America Securities LLC
Piper Jaffray & Co.
Canaccord Adams, Inc.
A.G. Edwards & Sons, Inc.

Total	6,500,000

SCHEDULE 2

Number of Shares of Firm

Selling Stockholders	Stock to be Sold

Foxman Family LLC	370,000

Total	370,000

SCHEDULE 3
ISSUER FREE WRITING PROSPECTUSES

SCHEDULE 4
Price per share: $___
Offering Size: 6,500,000 shares or 7,475,000 if the Underwriters exercise their over-allotment option in full
Closing Date: March ___, 2006

Exhibit A
LOCK-UP LETTER AGREEMENT
Ladies and Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC and Lehman Brothers Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, swap, hedge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. The foregoing sentence shall not apply to the transfer of any or all of the shares of Common Stock owned by the undersigned (i) to the underwriters in connection with the Offering, (ii) either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned, (iii) or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in the case of clause (ii) or (iii) above it shall be a condition to such transfer that the transferee executes and delivers to Banc of America Securities LLC and Lehman Brothers Inc. an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter. Notwithstanding anything herein to the contrary, the restrictions set forth in this agreement shall not apply to the establishment of a trading plan that complies with Rule 10b-51 under the Securities Exchange Act of 1934, as amended, on a date that is more than 90 days after the date of the Prospectus; provided however, that the restrictions shall apply in full force to sales pursuant to the trading plan during the lock-up period. If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided however, that this sentence shall not apply if any research published or distributed by any underwriter in the Offering on the Company would be compliant under Rule 139 of the Securities Act of 1933, as amended, and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act of 1934, as amended. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.
     [Notwithstanding anything herein to the contrary, the restrictions set forth in this agreement shall not apply to shares of Common Stock purchased by the undersigned as a participant in the directed share program, provided that the undersigned purchased less than 10,000 shares of Common Stock in such program. In the event the undersigned purchases 10,000 or more shares of Common Stock as a participant in the directed share program, all of the shares purchased by the undersigned pursuant to such program shall be subject to the restrictions set forth in this agreement for a period commencing on the date hereof and continuing through the close of trading on the date 25 days after the date of the Prospectus.] [This paragraph to be inserted for employees of the Company who are not executive officers]
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. It is understood, however, if the Company notifies you that it does not intend to proceed with the Offering, or if the Underwriting Agreement to be entered into among the Company and the underwriters in connection with the Offering is terminated or does not become effective prior to June 1, 2006, then this letter agreement shall terminate.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)